Exhibit 4.35

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

como Pignorantes / as Pledgors

y / and

CEMEX ESPAÑA, S.A.

como Sociedad / as Company

y / and

WILMINGTON TRUST (LONDON) LIMITED

como Agente de Garantías / as Security Agent

y / and

las Partes Garantizadas / the Secured Parties

y / and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

como Depositario /as Custodian

CONTRATO DE PRENDAS DE ACCIONES

(Share Pledges Agreement)

ÍNDICE

CLÁUSULA		PÁGINA

1.	INTERPRETACIÓN Y DEFINICIONES	9

1.	INTERPRETATION AND DEFINITIONS	9

2.	CONSTITUCIÓN DE PRENDAS	11

2.	CREATION OF PLEDGES	11

3.	OBLIGACIONES GARANTIZADAS. CARÁCTER INDIVISIBLE	12

3.	SECURED OBLIGATIONS. INDIVISIBLE NATURE	12

4.	DESPLAZAMIENTO POSESORIO	12

4.	DELIVERY OF THE POSSESSION	12

5.	EXTENSIÓN DE LAS PRENDAS	13

5.	EXTENSION OF PLEDGES	13

6.	INDISPONIBILIDAD DE LAS ACCIONES	15

6.	NON DISPOSAL OF THE SHARES	15

7.	EJERCICIO DE LOS DERECHOS INCORPORADOS A LAS ACCIONES	16

7.	EXERCISE OF THE RIGHTS ATTACHED TO THE SHARES	16

8.	DECLARACIONES DE LOS PIGNORANTES	17

8.	REPRESENTATIONS OF THE PLEDGORS	17

9.	EXTINCIÓN DE LAS PRENDAS	18

9.	TERMINATION OF THE PLEDGES	18

10.	VENCIMIENTO Y EJECUCIÓN	18

10.	MATURITY AND ENFORCEMENT	18

11.	TRIBUTOS Y GASTOS	25

11.	TAXES AND EXPENSES	25

12.	NOTIFICACIONES	25

12.	NOTICES	25

13.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	26

13.	FURTHER ASSURANCES	26

14.	CESIÓN DE LA PRENDA	26

14.	ASSIGNMENT OF THE PLEDGE	26

15.	AGENTE DE GARANTÍAS	27

15.	SECURITY AGENT	27

16.	ADHESIÓN Y RATIFICACIÓN	29

16.	ACCESSION AND RATIFICATION	29

17.	LEY Y JURISDICCIÓN	29

17.	LAW AND JURISDICTION	29

18.	IDIOMA	29

18.	LANGUAGE	29

En Madrid, a 8 de noviembre de 2012.	In Madrid, on 8 November 2012.

Con mi intervención, D. Rafael Monjo Carrió, Notario del Ilustre Colegio de Madrid, con residencia en esta ciudad.	With my intervention, Mr. Rafael Monjo Carrió, Notary Public of the Madrid Notaries Association, with domicile in this city.

INTERVIENEN	APPEAR

DE UNA PARTE,	ON THE ONE HAND,

A.1.- NEW SUNWARD HOLDING B.V., sociedad de nacionalidad holandesa, con domicilio social en Amsteldijk 166, 1079LH Amsterdam, Países Bajos, inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 34133556 y con número de identificación fiscal N-0032922-G (en lo sucesivo, “Holding”).	A.1.- NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at Amsteldijk 166, 1079LH Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (hereinafter, “Holding”).

Representada por Don JUAN PELEGRÍ Y GIRÓN, mayor de edad, con domicilio a estos efectos en la Calle Hernández de Tejada, número 1, 28027 Madrid; con Documento Nacional de Identidad número 01489996-X.	Represented by Mr. JUAN PELEGRI Y GIRÓN, legal age, domiciled for these purposes at Calle Hernández de Tejada, número 1, 28027 Madrid; bearer of DNI number 01489996-X.

Hace uso de las facultades, vigentes según afirma, a su favor conferidas el día siete de septiembre de dos mil doce, ante el Notario de Ámsterdam, Don Kjell Stelling.	He appears by virtue of existing powers, currently in force, granted in his favour the seventh of September of two thousand and twelve, before the Notary of Amsterdam, Mr Kjell Stelling.

A.2.- CEMEX, S.A.B. DE C.V., entidad de nacionalidad mexicana, con domicilio social en Ciudad de Monterrey, N.L. (México), en la Avenida Constitución, número 444, Poniente, Zona Centro, inscrita en Registro Federal de Contribuyente con número CEM-880726-UZA y con número de identificación fiscal N-4121454-E (en lo sucesivo, “Parent”).	A.2.- CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (hereinafter, “Parent”).

Representada por Don JUAN PELEGRI Y GIRÓN, mayor de edad, con domicilio profesional a estos efectos en la Calle Hernández de Tejada, número 1, 28027 Madrid; con Documento Nacional de Identidad número 01489996-X y por Don FRANCISCO JAVIER GARCÍA RUIZ DE MORALES, casado, de nacionalidad española, mayor de edad, provisto de Documento Nacional de Identidad número 09772997-K, en vigor, y domicilio a efectos profesionales en Calle Hernández de Tejada, número 1, 28027 Madrid, como apoderados.	Represented by Mr. JUAN PELEGRI Y GIRÓN, legal age, domiciled for these purposes at Calle Hernández de Tejada, 1, 28027 Madrid; bearer of DNI number 01489996-X; and Mr. FRANCISCO JAVIER GARCÍA RUIZ DE MORALES, married, of Spanish nationality, of legal age, bearer of DNI number 09772997-K currently in force, with professional address at Calle Hernández de Tejada, 1, 28027 Madrid, acting as attorneys.

Hacen uso de las facultades vigentes, según afirman a su favor conferidas, mediante escritura otorgada en San Pedro Garza García, Nuevo León, Estados Unidos Mexicanos, el día dieciséis de agosto de dos mil doce, ante el Notario Don Ignacio Gerardo Martínez González, bajo el número 5698.	They appear by virtue of existing powers, currently in force, granted in their favour, by virtue of a deed issued in San Pedro Garza García, Nuevo León, Mexico, on sixteenth August two thousand and twelve, granted before the Notary Mr. Ignacio Gerardo Martínez González, under number 5698.

En lo sucesivo, Holding y Parent, conjuntamente, los “Pignorantes”, y cada uno de ellos, indistintamente, el o un “Pignorante”.	Hereinafter, Holding and Parent shall be jointly referred to as the “Pledgors”, and each of them, individually, as a “Pledgor”.

DE OTRA PARTE,	ON THE OTHER HAND,

A.3.- CEMEX ESPAÑA, S.A., entidad de nacionalidad española, con domicilio social en Hernández de Tejada 1, 28027, Madrid, con número de identificación fiscal A-46004214 e inscrita en Registro Mercantil de Madrid al Tomo 9.743 y 9.744, página 1 y 166, sección 8, hoja M-156542 (en lo sucesivo, “Cemex España” o la “Sociedad”).	A.3.- CEMEX ESPAÑA, S.A., a company incorporated under the laws of Spain, with registered office at Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-156542 (hereinafter, “Cemex España” or the “Company”).

Representada por Don JUAN PELEGRI Y GIRÓN, mayor de edad, con domicilio a estos efectos en la Calle Hernández de Tejada, número 1, 28027 Madrid; con Documento Nacional de Identidad número 01489996-X.	Represented by Mr. JUAN PELEGRI Y GIRÓN, legal age, domiciled for these purposes at Calle Hernández de Tejada, 1, 28027 Madrid; bearer of DNI number 01489996-X.

Hace uso de las facultades, vigentes según firma, a su favor conferidas mediante la escritura pública otorgada por CEMEX ESPAÑA, S.A. ante el Notario de Madrid, Don Rafael Monjo Carrió con el número 1.639 de su orden de protocolo.	He appears by virtue of existing powers, currently in force, conferred in his favour by virtue of the public deed granted by CEMEX ESPAÑA, S.A. before the Notary Public of Madrid, Mr. Rafael Monjo Carrió under the number 1,639 of his official records.

DE OTRA PARTE,	ON THE OTHER HAND,

B.1.- Las entidades referidas en el Anexo 2 (los “Trustees de los Bonistas”) en virtud de los correspondientes apoderamientos.	B.1.- The entities referred to in Annex 2 (the “Noteholders Trustees”) by virtue of the relevant powers of attorney.

Y DE OTRA PARTE,	AND ON THE OTHER HAND,

C.1.- Las entidades referidas en el Anexo 1.A del presente Contrato (los “Acreedores Originales”).	C.1.- The entities referred to in Annex 1.A hereto (the “Original Creditors”).

C.2.- WILMINGTON TRUST (LONDON) LIMITED, entidad constituida de conformidad con las leyes de Inglaterra y Gales, con domicilio social en Third Floor, 1 King’s Arms Yard, Londres EC2R 7AF, inscrita en el Registro de Sociedades con número 05650152 (en lo sucesivo, el “Agente de Garantías”).	C.2.- WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at Third Floor, 1 King’s Arms Yard, London EC2R 7AF, registered with the Companies Home under the number 05650152 (hereinafter, the “Security Agent”).

Representada por D. EMILIO DURÁN APRAIZ, mayor de edad, de nacionalidad española, con domicilio profesional a estos efectos en Calle Almagro 16-18, 28010, Madrid, con DNI número 72.074.121-X, en vigor.	Represented by Mr. EMILIO DURÁN APRAIZ, of legal age, of Spanish nationality, with professional address at Calle Almagro 16-18, 28010, Madrid and bearer of Spanish ID Card number 72.074.121-X, currently in force.

Hace uso de las facultades, vigentes según afirma, a su favor conferidas en virtud de poder otorgado el 6 de noviembre de 2012, ante Don Edward Gardiner, Notario con ejercicio en Londres, debidamente apostillado.	He appears by virtue of existing powers, currently in force, granted in his favour on 6 November 2012 before Mr. Edward Gardiner, Notary public practicing in London, and duly apostilled.

El Agente de Garantías actúa en el presente Contrato en su propio nombre y derecho y, asimismo por cuenta y en beneficio de los Acreedores Originales y de las restantes Partes Garantizadas (tal y como se definen más adelante) en virtud del Contrato de Relación entre Acreedores (tal y como éste se define a continuación).	The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition for the Original Creditors, and of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below).

C.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., entidad de crédito con domicilio en Bilbao, Plaza de San Nicolás número 4, y número de identificación fiscal A-48265169 (en lo sucesivo, el “Depositario”).	C.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a credit entity duly with registered offices at Bilbao, Plaza de San Nicolás, 4, Spain, registered with Tax Identification Number A-48265169 (hereinafter, the “Custodian”).

Representada por DON JULIÁN RINCÓN MARTÍNEZ, de nacionalidad española, mayor de edad, provisto de D.N.I. número 6582929-F, en vigor, y domicilio a efectos profesionales en Bilbao, Plaza de San Nicolás número 4, como apoderado, en virtud de la escritura de poder otorgada por el Depositario el 13 de octubre de 2004 ante el Notario de Madrid, D. Ramón Corral Beneyto con el número 3.985 de su protocolo.	Represented by MR. JULIÁN RINCÓN MARTINEZ, of Spanish nationality, of legal age, bearer of D.N.I. number 6582929-F currently in force, with professional address at Bilbao, Plaza de San Nicolás, 4, acting as attorney, by virtue of the public deed granted by the Custodian on 13 October 2004 before the Notary Public of Madrid, Mr. Ramón Corral Beneyto under number 3,985 of his official records.

La Sociedad comparece en este acto a los efectos de darse por notificada de las Prendas constituidas en virtud del presente Contrato.	The Company appears in this act for the purposes of acknowledging the granting of the Pledges created by virtue of this Agreement.

Las entidades enumeradas anteriormente serán denominadas, conjuntamente, como las “Partes”.	The entities listed above shall be jointly referred to as the “Parties”.

EXPONEN	WHEREAS

I. Que la Sociedad (tal y como este término se define a continuación) y los Pignorantes forman parte del Grupo CEMEX (en lo sucesivo, el “Grupo”), cuya matriz es Parent.	I. That the Company (as this term is defined below) and the Pledgors are part of the CEMEX Group (hereinafter, the “Group”), the parent company of which is Parent.

II.         Que Parent ha suscrito, en el marco de un proceso de refinanciación de la deuda del Grupo, un contrato sometido a Derecho inglés denominado “Facilities Agreement” suscrito con fecha 17 de septiembre de 2012, elevado a público en la presente fecha ante el Notario de Madrid, D. Rafael Monjo Carrió (en lo sucesivo, el “Contrato de Financiación”) con los Acreedores Originales de los que Wilmington Trust (London) Limited actúa como Agente de Garantías, y del que también son parte, entre otros, una serie de compañías del Grupo en su condición de “Original Borrowers”, “Original Guarantors” y “Original Security Providers”, quienes también son parte, respectivamente (tal y como estos términos se definen en el Contrato de Financiación).

II.         That the Parent, in connection with a debt refinancing in respect of the Group, has entered into an English law governed facilities agreement executed on 17 September 2012, raised to the status of Spanish public document on the date hereof before the Notary of Madrid, Mr. Rafael Monjo Carrió (hereinafter, the “Facilities Agreement”), with the Original Creditors amongst which Wilmington Trust (London) Limited acts as Security Agent, and to which a number of companies within the Group including the Pledgors and the Company, in their capacity as Original Borrowers, Original Guarantors and Original Security Providers, who are also signatories, respectively (as each of these terms is defined in the Facilities Agreement).

De acuerdo con la Cláusula 25 (Changes to the Creditors) y con la Cláusula 27 (Changes to the Obligors) del Contrato de Financiación, respectivamente, podrán adherirse al Contrato de Financiación nuevos Acreedores así como “Guarantors” adicionales.

Pursuant to Clause 25 (Changes to the Creditors) and Clause 27 (Changes to the Obligors) of the Facilities Agreement, respectively, it is anticipated that additional Creditors and additional Guarantors may accede to the Facilities Agreement.

III. El Contrato de Financiación incluye en su Parte II del Anexo 1 una lista de los Acreedores Originales (The Original Creditors) con sus respectivas Exposiciones (Exposures).	III. The Facilities Agreement includes as Schedule 1 Part II a list of the Original Creditors together with their Exposures.

IV.        Que, entre otros, los “Original Facilities Agreement Creditors”, el Agente de Garantías, Parent, y ciertas compañías del Grupo como “Original Borrowers”, “Original Guarantors”, los “Intra-Group Lenders” y “Original Security Providers” (según sea el caso), han suscrito con fecha 17 de septiembre de 2012 un contrato de relación entre acreedores denominado

IV.        That, among others, the Original Facilities Agreement Creditors, the Security Agent, Parent and certain companies of the Group defined therein as the Original Borrowers, Original Guarantors, the Intra-Group Lenders and Original Security Providers (as the case may be), have entered into an intercreditor agreement executed on 17 September 2012, raised to the status of Spanish public

“Intercreditor Agreement”, elevado a público en la presente fecha ante el Notario de Madrid, D. Rafael Monjo Carrió (en lo sucesivo, el “Contrato de Relación entre Acreedores”).	document on the date hereof before the Notary of Madrid, Mr. Rafael Monjo Carrió (hereinafter, the “Intercreditor Agreement”).

De acuerdo con la Cláusula 14 del Contrato de Relación entre Acreedores (Changes to the Parties), podrán adherirse al mismo nuevas partes de acuerdo con el procedimiento y las formalidades previstas en la citada cláusula.

Pursuant to Clause 14 of the Intercreditor Agreement (Changes to the Parties), new parties may accede to the same in accordance with the procedure and formalities set out thereunder.

Además, existe la intención de que los Acreedores de la Refinanciación (Refinancing Creditors), Acreedores de los Bonos Adicionales (Additional Notes Creditors) y Trustee de los Bonos Adicional (Additional Notes Trustee) obtengan el beneficio de las Prendas (tal y como se definen posteriormente) mediante su adhesión al presente Contrato conforme a lo dispuesto en la Estipulación 16.

In addition, it is intended that the Refinancing Creditors, Additional Notes Creditors and Additional Notes Trustee shall have the benefit of the Pledges (as defined below) by acceding to this Agreement pursuant to Clause 16.

Se adjunta como Anexo 3 al presente Contrato una copia del Contrato de Relación entre Acreedores.	A copy of the Intercreditor Agreement is attached herewith as Annex 3.

V. Que los Pignorantes son legítimos propietarios de las acciones que se detallan a continuación de Cemex España:	V. The Pledgors are the legitimate owners of the shares detailed below of Cemex España:

•     Holding es titular de 1.320.213.703 acciones de 1,17 euros de valor nominal cada una (en lo sucesivo, las “Acciones Holding”), representativas del 99,4847% del capital social de la Sociedad. Las Acciones Holding están libres de cargas y gravámenes de cualquier tipo, conforme se acredita en el certificado de legitimación (en lo sucesivo, el “Certificado de Legitimación Acciones Holding”) expedido el 7 de noviembre de 2012 por el Depositario actualmente encargado del registro contable de las Acciones Holding (en lo sucesivo, el “Registro Acciones Holding”).

•     Holding owns 1,320,213,703 shares of 1.17 euro par value each (hereinafter, the “Holding Shares”), which represent 99.4847% of the share capital of the Company. The Shares are free and clear of any lien or encumbrance whatsoever, as evidenced by the ownership certificate (certificado de legitimación) (hereinafter, the “Holding Shares Ownership Certificate”) issued on 7 November 2012 by the Custodian, managing company of the registry where the Shares are recorded (hereinafter, the “Holding Shares Registry”).

•     Parent es titular de 2.050.000 acciones de 1,17 euros de valor nominal cada una (en lo sucesivo, las “Acciones Parent”), representativas del 0,1545% del capital social de la Sociedad. Las Acciones Parent están libres de cargas y gravámenes de cualquier tipo, conforme

•     Parent owns 2,050,000 shares of 1.17 euro par value each (hereinafter, the “Parent Shares”), which represent 0.1545% of the share capital of the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever, as evidenced by the se acredita en el certificado de legitimación (en lo sucesivo, el “Certificado de Legitimación Acciones Parent”) expedido el 7 de noviembre de 2012 por el Depositario, entidad actualmente encargada del registro contable de las Acciones Parent (en lo sucesivo, el “Registro Acciones Parent”).

ownership certificate (certificado de legitimación) (hereinafter, the “Parent Shares Ownership Certificate”) issued on 7 November 2012 by the Custodian, managing company of the registry where the Parent Shares are recorded (hereinafter, the “Parent Shares Registry”).

En lo sucesivo, se hará referencia a las Acciones Holding y a las Acciones Parent, conjuntamente, como las “Acciones”.	Hereinafter, the Holding Shares and the Parent Shares shall be jointly referred to as the “Shares”.

En lo sucesivo, se hará referencia al Certificado de Legitimación Acciones Holding y al Certificado de Legitimación Acciones Parent, conjuntamente, como los “Certificados de Legitimación”.	Hereinafter, the Holding Shares Ownership Certificate and the Parent Shares Ownership Certificate shall be jointly referred to as the “Ownership Certificates”.

En lo sucesivo, se hará referencia al Registro de Acciones Holding y al Registro de Acciones Parent, conjuntamente, como los “Registros”.	Hereinafter, the Holding Shares Registry and the Parent Shares Registry shall be jointly referred to as the “Registries”.

VI.        Que, a los efectos de garantizar las Obligaciones Garantizadas (tal y como este término se define en la Cláusula 1.2 siguiente), los Garantes Originales (Original Guarantors) y los Proveedores de Garantías Originales (Original Security Providers), entre los cuales se encuentran los Pignorantes, han acordado el otorgamiento de una serie de garantías personales y derechos reales a favor de las Partes Garantizadas (tal y como este término se define en la Cláusula 1.2 siguiente), entre ellas, en el caso de los Pignorantes, el otorgamiento de sendos derechos reales de prenda sobre las Acciones.

VI.        That, for the purposes of securing the Secured Obligations (as this term is defined in Clause 1.2 below), the Original Guarantors and the Original Security Providers, amongst which the Pledgors are included, have agreed to grant in favour of the Secured Parties (as defined in Clause 1.2 below), certain guarantees and security interests, including, in the case of the Pledgors, the granting of several rights in rem of pledges over the Shares.

VII. En virtud de lo anterior, las Partes han acordado el otorgamiento de este Contrato de Prenda de Acciones (en lo sucesivo, el “Contrato”) que se regirá por las siguientes	VII. In light of the above, the Parties have agreed to enter into this Agreement of Pledge over Shares (hereinafter, the “Agreement”) which shall be governed by the following

ESTIPULACIONES	CLAUSES

1. INTERPRETACIÓN Y DEFINICIONES	1. INTERPRETATION AND DEFINITIONS

1.1        Salvo que en este documento se establezca lo contrario, los términos en mayúsculas que se incluyen en este Contrato tendrán el significado que a los mismos se atribuye en el Contrato de Financiación.

1.1. Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Facilities Agreement.

Las Partes acuerdan y hacen constar que este Contrato no modifica los términos y condiciones del Contrato de Financiación o del Contrato de Relación entre Acreedores. Además, este Contrato quedará sujeto a los términos del Contrato de Relación entre Acreedores y, en caso de cualquier inconsistencia, el Contrato de Relación entre Acreedores prevalecerá entre las partes de este Contrato y del Contrato de Relación entre Acreedores y siempre que lo permita la ley aplicable.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the Facilities Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2 Adicionalmente, los siguientes términos tendrán el significado que a continuación se les asigna:	1.2. In addition, the following terms shall have the meaning ascribed to them below:

“Obligaciones Garantizadas” significa todas las Obligaciones (Liabilities) y todas las obligaciones presentes y futuras pendientes en cualquier momento, debidas o incurridas por cualquier miembro del Grupo y por cada uno de los Deudores (Debtors) a cualquier Parte Garantizada (Secured Party) bajo cada uno de los Documentos de Deuda (Debt Documents), tanto actuales como contingentes, incurridas de manera individual o conjunta, como obligación principal o accesoria de garantía o de cualquier otra forma (tal y como cada uno los términos anteriores se define en el Contrato de Relación entre Acreedores).

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under each Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity (as each of the terms above are defined in the Intercreditor Agreement).

“Partes Garantizadas” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.	“Secured Parties” shall have the meaning given to it in the Intercreditor Agreement.

“Supuesto de Ejecución” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.	“Enforcement Event” shall have the meaning given to it in the Intercreditor Agreement.

“Grupo Instructor” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.	“Instructing Group” shall have the meaning given to it in the Intercreditor Agreement.

“Fecha de Cancelación” significa la fecha en que las Garantías de la Operación (Transaction Security) (tal y como este término se define en el Contrato de Relación entre Acreedores) se liberen de conformidad con lo previsto en la Cláusula 9.2 del Contrato de Relación entre Acreedores.

“Release Date” means the date on which the Transaction Security (as defined in the Intercreditor Agreement) shall be released pursuant to Clause 9.2 of the Intercreditor Agreement.

“Fecha de Liberación Final” tendrá el significado que al mismo término se le otorga en el Contrato de Relación entre Acreedores.	“Final Discharge Date” shall have the meaning given to it in the Intercreditor Agreement.

2. CONSTITUCIÓN DE PRENDAS	2. CREATION OF PLEDGES

2.1        En garantía del cumplimiento íntegro y puntual de cada una de las Obligaciones Garantizadas, los Pignorantes constituyen a favor de las Partes Garantizadas sendos derechos reales de prenda concurrentes de primer rango sobre las Acciones, que cada una de las Partes Garantizadas acepta en este acto en su propio nombre y derecho o a través del Agente de Garantías (en lo sucesivo, las “Prendas”, y cada una de ellas, indistintamente, la o una “Prenda”).

2.1        As security for the full and punctual performance of each of the Secured Obligations, the Pledgors hereby create in favour of the Secured Parties several first ranking concurrent pledges over the Shares, which the Secured Parties hereby accept in its own name and on its own behalf or through the Security Agent (hereinafter, the “Pledges”, and each of them, individually, a “Pledge”).

2.2        En este sentido, a efectos aclaratorios, se constituyen tantas Prendas como obligaciones se derivan a favor las Partes Garantizadas de cada uno de los Documentos de Deuda (Debt Documents) (tal y como este término se define en el Contrato de Relación entre Acreedores).

2.2        In this regard, for clarification purposes, the obligations arising from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties is secured by a different Pledge created hereunder.

2.3        No se incluirán bajo la definición de Obligaciones Garantizadas obligaciones que, en el caso de ser incluidas, hiciesen que las prendas constituidas en virtud del presente Contrato, o parte de las mismas, fuesen nulas por dar lugar a un supuesto de asistencia financiera de conformidad con la Sección 2:98c o la Sección 2:207c del Código Civil holandés o cualesquiera otras normas aplicables sobre asistencia financiera bajo cualquier jurisdicción relevante (en lo sucesivo, la “Prohibición”), y todas las disposiciones de este Contrato deberán interpretarse consecuentemente. A efectos aclaratorios, este Contrato continuará garantizado aquellas obligaciones que, de ser incluidas bajo la definición de Obligaciones Garantizadas, no constituirían una violación de la Prohibición.

2.3.       No obligations shall be included in the definition of Secured Obligations to the extent that, if they were included, the security interests granted pursuant to this Agreement or any part thereof would be void as a result of violation of the prohibition on financial assistance contained in Article 2:98c and 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (hereinafter, the “Prohibition”) and all provisions hereof will be interpreted accordingly. For the avoidance of doubt, this Agreement will continue to secure those obligations which, if included in the definition of Secured Obligations, will not constitute a violation of the Prohibition.

2.4 Cada una de las Prendas es independiente de las restantes y se regirá separadamente por las normas contenidas en las	2.4 Each of the Pledges is independent in its own right and shall each be governed separately by Clauses 2 to 18 of this

Estipulaciones 2 a 18 del presente Contrato. Las menciones que se hacen en este Contrato a las Obligaciones Garantizadas, a las Prendas (incluida su ejecución y cancelación) y a las Partes Garantizadas se entenderán hechas por separado en relación con cada una de las Prendas, si bien sólo cabrá la ejecución conjunta de todas las Prendas en los términos previstos en este Contrato y en el Contrato de Relación entre Acreedores.

Agreement. The references made in this Agreement to the Secured Obligations, the Pledges (including their enforcement and cancellation) and the Secured Parties shall be deemed to be made separately in regard to each of the Pledges, although it shall only be possible to jointly enforce all Pledges in accordance with the terms provided herein and in the Intercreditor Agreement.

3. OBLIGACIONES GARANTIZADAS. CARÁCTER INDIVISIBLE	3. SECURED OBLIGATIONS. INDIVISIBLE NATURE

3.1 Cada una de las Prendas constituida a favor de las Partes Garantizadas garantiza el íntegro y total cumplimiento de la totalidad de las correspondientes Obligaciones Garantizadas.	3.1 Each of the Pledges created in favour of the Secured Parties secures the full and punctual performance of all the relevant Secured Obligations.

3.2        Cada una de las Prendas tiene el carácter de indivisible. En consecuencia, cada Prenda garantiza el íntegro cumplimiento de las correspondientes Obligaciones Garantizadas en su integridad sin que el cumplimiento parcial de las mismas suponga la cancelación proporcional de las Prendas correspondientes.

3.2        Each of the Pledges is of an indivisible nature. Consequently, each Pledge secures the punctual performance of the corresponding Secured Obligations in their entirety. Partial performance of the Secured Obligations will not entail the proportional cancellation of the relevant Pledges.

3.3        Las Partes Garantizadas podrán ejecutar las Prendas de forma independiente de cualquier otra garantía real o personal constituida en aseguramiento de las Obligaciones Garantizadas ahora o en el futuro, por lo que las Prendas podrán ser ejecutadas con carácter previo, simultáneo o posterior a cualquier otra garantía constituida a favor de las Partes Garantizadas.

3.3        The Secured Parties may enforce the Pledges independently of any other personal guarantee or rights in rem of pledges created or to be created for the purposes of securing the performance of the Secured Obligations. Consequently, the Pledges may be enforced previously, simultaneously or subsequently to the enforcement of any other guarantee created in favour of the Secured Parties.

4. DESPLAZAMIENTO POSESORIO	4. DELIVERY OF THE POSSESSION

4.1        De conformidad con lo dispuesto en el artículo 10 de la Ley 24/1988, de 28 de julio, del Mercado de Valores, la inscripción de las Prendas en las correspondientes cuentas de los Registros equivaldrá al desplazamiento posesorio de las Acciones.

4.1        In accordance with Article 10 of the Law 24/1988, dated 28 July, on the Securities Market, the recording of the Pledges in the corresponding accounts of the Registries will be equivalent to the delivery of possession of the Shares.

4.2 El Depositario, mediante su comparecencia en el presente Contrato, se da por notificado del otorgamiento del presente Contrato y:	4.2 The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and:

4.2.1     se compromete a inscribir en el día de hoy la constitución de cada una de las Prendas en los correspondientes Registros de anotaciones en cuenta y proceder al desglose de las Acciones, inscripción que equivaldrá al desplazamiento posesorio de las Acciones de conformidad con lo previsto en el artículo 10 de la Ley 24/1988, de 28 de julio, del Mercado de Valores y en el artículo 13 del RD 116/1992;

4.2.1.    hereby undertakes to record as at the date hereof the creation of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 10 of the Law 24/1988, dated 28 July, on the Securities Market and Article 13 of RD 116/1992;

4.2.2     se compromete a emitir nuevos certificados de legitimación en los que se acredite la constitución de las Prendas y su inscripción en los correspondientes Registros de anotaciones en cuenta (en lo sucesivo, los “Certificados de Prendas”).

4.2.2     undertakes to issue new ownership certificates which evidence the creation of the Pledges as well as its registration with the relevant book entries Registries (hereinafter, the “Pledges Certificates”).

4.3        El Depositario entrega en este acto al Agente de Garantías los Certificados de Legitimación originales (de los que una copia se adjunta a este Contrato como Anexo 4), que permanecerán en su poder hasta que proceda su sustitución por los Certificados de Prendas.

4.3        The Custodian hereby delivers to the Security Agent the original Legitimacy Certificates (a copy of which are attached hereto as Annex 4), and the Security Agent shall keep them until their substitution for the Pledges Certificates.

El Agente de Garantías se compromete a conservar y custodiar los Certificados de Prendas y a devolverlos a los Pignorantes inmediatamente después de la extinción y cancelación de las Prendas de acuerdo con lo dispuesto en la Cláusula 9 siguiente.

The Security Agent undertakes to safekeep the Pledges Certificates and to return them to the Pledgors immediately upon the cancellation of the Pledges in accordance with Clause 9 below.

5. EXTENSIÓN DE LAS PRENDAS	5. EXTENSION OF PLEDGES

5.1 Sustitución de activos	5.1 Replacement of assets

Las Prendas se extenderán y comprenderán cualesquiera títulos, valores, activos (materiales o inmateriales) o fondos que sustituyan o correspondan a las Acciones en el caso de fusión, escisión, disolución, ampliación o reducción de capital, conversión o canje, transformación o cualesquiera otras operaciones societarias similares que afecten a la Sociedad o a las Acciones de manera que no disminuya el valor de las Prendas. Las referencias a las Acciones en este Contrato serán aplicables a los valores, activos o fondos que en el futuro las sustituyan o correspondan.

The Pledges created herein shall extend to comprise any shares, securities, assets (tangible or intangible) or funds which substitute or correspond to the Shares in the event of merger, winding up, capital increase or reduction, conversion or share swap, transformation, de-merger or any other similar corporate transactions affecting the Company or the Shares such that the value of the Pledges does not decrease. Hereinafter, any reference to the Shares in this Agreement shall extend to comprise any right, securities, assets or funds that may correspond or in future substitute to the Shares.

Si como consecuencia de cualquiera de las operaciones referidas en el párrafo anterior las Prendas se extendieran a dinero o derechos de crédito convertibles en dinero, dicha cantidad se depositará en cuentas abiertas a nombre de los Pignorantes con la entidad o entidades señaladas por el Grupo Instructor (a través del Agente de Garantías) y quedará igualmente pignorada a favor de las Partes Garantizadas (en términos similares a los establecidos en el presente Contrato). En el supuesto de ejecución de las Prendas sobre el derecho de crédito de los Pignorantes al reintegro del saldo de la misma, la ejecución se efectuará mediante adjudicación directa a las Partes Garantizadas, por compensación con las Obligaciones Garantizadas pendientes de pago, a prorrata entre ellas, previa notificación fehaciente a los Pignorantes.

If as a result of any transactions referred to in the preceding paragraph, the Pledges extend to cash or credit rights convertible into cash, the relevant amount shall be deposited in accounts opened by the Pledgors with the entity or entities appointed by the Instructing Group (through the Security Agent) and shall remain pledged in favour of the Secured Parties (in similar terms to those contained herein). Should any of the Pledges over the credit right to the reimbursement of the cash be enforced, the enforcement will take place by means of the set off of the relevant amount, which shall be directly allocated to the Secured Parties against the Secured Obligations outstanding, on a pro rata basis, provided that prior notice has been served to the Pledgors.

La extensión de las Prendas, en su caso, se realizará, a requerimiento del Agente de Garantías en virtud de las instrucciones escritas dadas por el Grupo Instructor, mediante el otorgamiento de los documentos públicos o privados que sean necesarios o convenientes atendiendo a la clase de garantía que proceda en función de la naturaleza del bien que sustituya a las Acciones. Los Pignorantes se comprometen a documentar dicha extensión en el plazo de treinta (30) días naturales desde que el Agente de Garantías le requiera.

The extension of the Pledges, if applicable, shall be made at the request of the Security Agent on written instructions of the Instructing Group, by means of the execution of public or private documents as may be necessary or desirable in light of the type of guarantee to be granted pursuant to the nature of the asset that replaces the Shares. The Pledgors undertake to grant as many documents as may be necessary for the purposes of extending the Pledges within thirty (30) calendar days following receipt of a written request from the Security Agent for such purposes.

En caso de que los Pignorantes no documenten la extensión de las Prendas en el plazo indicado, el Agente de Garantías estará facultado, haciendo uso de las facultades contenidas en los poderes irrevocables otorgados a su favor por los Pignorantes en esta misma fecha a estos efectos, para otorgar por sí solo dichos documentos (aunque ello implique autocontratación).

In the event that such documents are not granted within the above referred deadline, the Security Agent shall be entitled to grant the same in the name and on behalf of the Pledgors exercising the faculties conferred under the irrevocable powers of attorney granted by the Pledgors on the date hereof in favour of the Security Agent (even if this implies self-contracting).

5.2 Ampliaciones de capital	5.2 Increase of share capital

En caso de que se lleve a cabo una ampliación de capital de acuerdo con lo previsto en el Contrato de Financiación,	In the event that a capital share increase is made in accordance with the Facilities Agreement, the Pledgors shall inform the los Pignorantes informarán al Agente de Garantías por escrito con al menos cinco (5) Días Hábiles de antelación a la fecha prevista de celebración de junta general de accionistas en la que se vaya a votar o aprobar, según sea el caso, una ampliación de capital de la Sociedad y le remitirán por correo certificado copia de la escritura de ampliación de capital tan pronto como reciban del Notario copia de la citada escritura.

Security Agent in writing at least five (5) Business Days in advance of the date on which a general shareholders meeting, in which that increase of share capital is to be considered or approved, is to be held and shall send the Security Agent, through registered mail, a copy of the deed of increase of share capital as soon as the Pledgors receive it from the relevant Notary.

Los Pignorantes se comprometen a realizar todos los actos y formalizar cuantos documentos sean necesarios para que las Prendas se extiendan a las nuevas acciones de la Sociedad emitidas y suscritas por el Pignorante, con objeto de que el valor de las Prendas (en términos de porcentaje de participación en el capital) no disminuya, permaneciendo en todo momento pignorado el 99,6392%% del capital social de la Sociedad.

The Pledgors undertake to do all things and execute all documents as may be necessary in order for the Pledges to be extended to such newly-issued shares of the Company subscribed by the Pledgor, in order to avoid a decrease in the value of the Pledges (as referred to a percentage in the share capital), so that 99.6392%% of the share capital of the Company is pledged at all times.

La extensión de las Prendas se documentará en documento de prenda complementario otorgado por los Pignorantes ante Notario en el plazo de treinta (30) días naturales a partir de la fecha de inscripción del aumento de capital en el Registro Mercantil, y se inscribirá en las correspondientes cuentas de los Registros.

The extension of the Pledges shall be documented by a supplementary pledge document granted by the Pledgors before a Spanish Notary within thirty (30) calendars days following the date of registration of the capital increase with the Mercantile Registry, and shall be recorded with the corresponding accounts of the Registries.

En caso de que los Pignorantes no documenten y/o formalicen la extensión de las Prendas en el plazo indicado, el Agente de Garantías estará facultado, haciendo uso de las facultades contenidas en los poderes irrevocables otorgados a su favor por los Pignorantes en esta misma fecha a estos efectos, para otorgar por sí solo dichos documentos (aunque ello implique autocontratación).

In the event that such documents are not granted and/or the extension is not perfected within the above referred deadline, the Security Agent shall be entitled to grant the same in the name and on behalf of the Pledgors exercising the faculties conferred under the irrevocable powers of attorney granted by the Pledgors on the date hereof in favour of the Security Agent (even if this implies self-contracting).

6. INDISPONIBILIDAD DE LAS ACCIONES	6. NON DISPOSAL OF THE SHARES

De conformidad con el artículo 21 del RD 116/1992, y sujeto a cualesquiera operaciones permitidas bajo el Contrato de Financiación, en tanto subsistan las Prendas sobre las Acciones éstas permanecerán inmovilizadas y los Pignorantes no podrán, sin el previo consentimiento del Agente de Garantías,

In accordance with Article 21 of RD 116/1992, for so long as any of the Pledges over the Shares is in force, the Shares may not be transferred and, therefore, the Pledgors may not sell, transfer, encumber, levy or dispose of the Shares in any way or create any option right or restriction to the transmission thereof without the express prior

actuando de acuerdo con las instrucciones del Grupo Instructor, venderlas, transmitirlas, gravarlas o disponer de ellas de cualquier otra manera, ni constituir ningún derecho de opción o restricción a su libre transmisibilidad, todo ello salvo en el supuesto de que esté permitido de acuerdo con lo previsto en el Contrato de Financiación.	written consent of the Security Agent acting on the instructions of the Instructing Group, unless it is otherwise permitted in accordance with the terms of the Facilities Agreement.

7. EJERCICIO DE LOS DERECHOS INCORPORADOS A LAS ACCIONES	7. EXERCISE OF THE RIGHTS ATTACHED TO THE SHARES

7.1 Los siguientes derechos seguirán siendo ejercidos por el Pignorante:	7.1 The following rights shall remain with the Pledgor:

7.1.1 los derechos políticos o de voto en relación con las Acciones; y	7.1.1 the voting rights attached to the Shares; and

7.1.2 los derechos económicos correspondientes a las Acciones (incluyendo dividendos, intereses, frutos o rendimientos de cualquier clase).	7.1.2 the economic rights attached to the Shares (including, dividends, interests or any other return).

7.2        No obstante lo anterior, los Pignorantes no podrán, sin el previo consentimiento del Agente de Garantías, ejercer los derechos políticos correspondientes a las Acciones a favor de acuerdos que resulten (i) contrarios a lo dispuesto en el Contrato de Financiación y/o en el Contrato de Relación entre Acreedores; o (ii) en detrimento de los derechos conferidos a las Partes Garantizadas en virtud de las Prendas.

7.2        Notwithstanding the above, the Pledgors may not exercise, without the prior consent of the Security Agent, the voting rights attached to the Shares for the purposes of passing resolutions that are (i) contrary to the provisions of the Facilities Agreement and/or the Intercreditor Agreement; or (ii) detrimental to the rights conferred upon the Secured Parties hereunder.

7.3        Desde el momento en que (i) se produzca un Supuesto de Ejecución y (ii) el Agente de Garantías, siguiendo las instrucciones necesarias de acuerdo con lo previsto en el Contrato de Relación entre Acreedores, así lo notifique al Pignorante, el ejercicio de los derechos correspondientes a las Acciones corresponderá a las Partes Garantizadas actuando a través del Agente de Garantías.

7.3        Upon (i) the occurrence of an Enforcement Event and (ii) the service of a notice to that purpose sent by the Security Agent, following the instructions required pursuant to the Intercreditor Agreement to the Pledgor, the Secured Parties, acting through the Security Agent, shall be entitled to exercise all rights attached to the Shares.

A los efectos anteriores, los Pignorantes se obligan a efectuar a la mayor brevedad posible cuantas actuaciones sean necesarias o convenientes para permitir el ejercicio de los derechos correspondientes a las Acciones por parte de las Partes Garantizadas de conformidad con lo establecido en el párrafo anterior.

For the above purposes, the Pledgors undertake to promptly perform as many actions as may be necessary or desirable in order to allow the exercise of the rights attached to the Shares by the Secured Parties in accordance with the preceding paragraph.

8. DECLARACIONES DE LOS PIGNORANTES	8. REPRESENTATIONS OF THE PLEDGORS

8.1 Los Pignorantes declaran y manifiestan a favor de las Partes Garantizadas:	8.1 The Pledgors represent in favour of the Secured Parties:

8.1.1 Que la Sociedad es una sociedad existente y válidamente constituida en España y está inscrita en el Registro Mercantil de Madrid.	8.1.1 That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

8.1.2 Que el Depositario es la entidad encargada de los Registros de las Acciones.	8.1.2 That the Custodian is the managing company of the Registries where the Shares are recorded.

8.1.3 Que tienen capacidad para suscribir y cumplir el presente Contrato y han realizado todas las actuaciones necesarias para autorizar el otorgamiento y cumplimiento del mismo.	8.1.3 That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

8.1.4 Que los derechos reales de prenda constituyen obligaciones válidas de los Pignorantes, exigibles frente a los mismos con arreglo a lo dispuesto en este Contrato.	8.1.4 That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement.

8.1.5     Que la aceptación y cumplimiento por los Pignorantes de las obligaciones contempladas en este Contrato: (a) no contraviene ningún mandato o decisión judicial o administrativa; (b) no entra en conflicto con sus escrituras de constitución o sus estatutos o los de la Sociedad; (c) no se opone a ningún documento, acuerdo o contrato que sea vinculante para los Pignorantes ni para la Sociedad ni (d) requiere autorización, consentimiento, licencia o permiso.

8.1.5     That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company’s in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgors or the Company; and (d) does not require any authorisation, consent, licence or permit.

8.1.6 Los Pignorantes ostentan legítimamente la plena propiedad de las Acciones identificadas en el Expositivo V de este Contrato y tienen pleno poder de disposición sobre las mismas.	8.1.6 The Pledgors are the owners of the Shares identified in Recital V of this Agreement and have the full title to dispose of their respective Shares.

8.1.7 Que las Acciones: (a) no están sometidas a ninguna carga, gravamen o derecho de opción de	8.1.7 That the Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to compra o de venta o restricción estatutaria o contractual a su libre transmisibilidad; (b) han sido válidamente emitidas por la Sociedad; y (c) están plenamente suscritas y completamente desembolsadas.

their transmission; (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

8.1.8     Sujeto a la aceptación por parte de las Partes Garantizadas, mediante este Contrato se otorgan derechos reales de prenda de primer rango sobre las Acciones a favor de las Partes Garantizadas en garantía de las Obligaciones Garantizadas.

8.1.8 Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations.

8.1.9 Que las Acciones pignoradas representan el 99,6392% del capital social de la Sociedad.	8.1.9 That the pledged Shares represent the 99.6392% of the share capital of the Company.

9. EXTINCIÓN DE LAS PRENDAS	9. TERMINATION OF THE PLEDGES

9.1        Las Prendas quedarán automáticamente extinguidas y canceladas en la primera de las siguientes fechas (i) la Fecha de Liberación Final (Final Discharge Date) (tal y como este término se define en el Contrato de Relación entre Acreedores), o (ii) la Fecha de Cancelación.

9.1 The Pledges shall be automatically terminated and cancelled on the earlier of (i) the Final Discharge Date (as defined in the Intercreditor Agreement) or (ii) the Release Date.

9.2        De acuerdo con la Cláusula 9.2 del Contrato de Relación entre Acreedores, el Agente de Garantías, en nombre de las Partes Garantizadas, deberá, dentro de los diez (10) Días Hábiles siguientes a la Fecha de Cancelación, cancelar todas las Prendas creadas en virtud de este Contrato y deberá realizar todos los actos que sean precisos o convenientes a los efectos de cancelar las Prendas, incluyendo, a título enunciativo, (i) devolver a los Pignorantes los Certificados de Prendas (o cualesquiera certificados que los hayan sustituido) y (ii) notificar al Depositario a los efectos de que pueda inscribirse en los Registros la cancelación de las Prendas.

9.2        In accordance with Clause 9.2 of the Intercreditor Agreement, the Security Agent, on behalf of the Secured Parties, shall within ten (10) Business Days following the Release Date release all of the Pledges created under this Agreement and shall do all such acts as may be necessary or desirable to effect the termination and/or cancellation of the Pledges, including, but not limited to, (i) returning to the Pledgors the Pledges Certificates (or any replacement thereof) and (ii) notifying the Custodian in order that such cancellation may be recorded in the Registries accordingly.

10. VENCIMIENTO Y EJECUCIÓN	10. MATURITY AND ENFORCEMENT

10.1      Sujeto a los términos de este Contrato y del Contrato de Relación entre Acreedores, las Prendas podrán ejecutarse al acaecer un Supuesto de Ejecución siempre que el mismo sea continuado y haya una cantidad vencida y exigible, en

10.1      Subject to the terms and conditions of this Agreement and the Intercreditor Agreement, the Pledges may be enforced upon the occurrence of an Enforcement Event and for so long as it is continuing and there is an amount owing, due and payable, cuyo caso el Agente de Garantías, siguiendo instrucciones del Grupo Instructor (Instructing Group) (tal y como este término se define en el Contrato de Relación entre Acreedores), estará facultado para ejecutar las Prendas.

in which case the Security Agent, following instructions from the Instructing Group (as this term is defined in the Intercreditor Agreement), shall be entitled to enforce the Pledges.

10.2      Acaecido un Supuesto de Ejecución, el Agente de Garantías no podrá entablar ninguna acción a los efectos de ejecución contra las Acciones salvo que haya sido expresamente instruido por escrito para ello por el Grupo Instructor (Instructing Group), o de otro modo de conformidad con los términos del Contrato de Relación entre Acreedores, y para el ejercicio de la acción real pignoraticia, las Partes Garantizadas podrán entablar, a su elección y a través del Agente de Garantías, cualquiera de los procedimientos que legalmente les asistan, entre ellos, los judiciales ordinarios, declarativos o de ejecución o el extrajudicial previsto en el artículo 1872 del Código Civil, así como el procedimiento previsto en los artículos 11 y siguientes del Real Decreto-Ley 5/2005, de 11 de marzo de 2005 (en lo sucesivo, el “RDL 5/2005”), sin que la utilización de una vía suponga la renuncia al ejercicio de las otras, en tanto las Obligaciones Garantizadas no hayan sido cumplidas en su integridad.

10.2      Following an Enforcement Event, the Security Agent shall not take any enforcement action against the Shares unless expressly instructed to do so in writing by the Instructing Group (as such term is defined in the Intercreditor Agreement) or otherwise in accordance with the terms of the Intercreditor Agreement, and for the purposes of the enforcement of the Pledges, the Secured Parties may, through the Security Agent, initiate upon their election, any of the legal proceedings available for the enforcement of the Pledges, including the ordinary or executive judicial proceedings or the non-judicial proceeding set forth in Article 1872 of the Civil Code, and also the procedure set out in Articles 11 and subsequent of Royal Decree-Law 5/2005, of 11 March 2005 (hereinafter, the “RDL 5/2005”), it being understood that the election of any of the above proceedings does not limit the possibility of electing any of the other proceedings, if the Secured Obligations have not been fully discharged.

10.3      A los efectos de la ejecución de las Prendas (por cualquiera de estos procedimientos), las Partes acuerdan que el importe de la deuda líquida, vencida y exigible será la cantidad especificada en la certificación que emita el Agente Administrativo (Administrative Agent), de conformidad con el artículo 572.2 de la Ley de Enjuiciamiento Civil en la que conste el saldo adeudado por razón de las Obligaciones Garantizadas, de conformidad con lo previsto en la Cláusula 34 del Contrato de Financiación.

10.3      For the purposes of the enforcement of the Pledges (by any of the relevant procedures), the Parties agree that any amount due and payable in the event of enforcement of the Pledges shall be the amount indicated in the certificate issued by the Administrative Agent pursuant to Article 572.2 of the Spanish Law of Civil Procedure, reflecting the balance owed under the Secured Obligations, in accordance with the provisions of Clause 34 of the Facilities Agreement.

10.4      Para el caso de que las Partes Garantizadas, a través del Agente de Garantías, decidan seguir el procedimiento de ejecución previsto en el RDL 5/2005, las Partes acuerdan expresamente lo siguiente:

10.4 In the event that the Secured Parties, through the Security Agent, decide to follow the special enforcement proceedings set forth in RDL 5/2005, the following is agreed:

10.4.1  De acuerdo con el artículo 12 del RDL 5/2005 para el inicio del procedimiento de ejecución, el Agente de Garantías deberá remitir un requerimiento de ejecución (en lo sucesivo, el “Requerimiento de Ejecución”) al Depositario, en el que se indiquen:

10.4.1  In accordance with article 12 of RDL 5/2005, for the commencement of the enforcement proceeding the Security Agent shall send an enforcement request (hereinafter, the “Enforcement Request”) to the Custodian, which shall include the following:

(i)          los datos del Contrato de Financiación, incluyendo nombre, fecha, tipo, datos de sus partes y la manifestación de que se ha producido una causa de resolución anticipada del mismo o el motivo por el que se resuelve, se declara el vencimiento anticipado y se liquidan las Obligaciones Garantizadas;

(i)          the relevant details of the Facilities Agreement, including name, date, type, information on the parties and a declaration that an early termination event has occurred or the reason for the termination, acceleration and settlement of the Secured Obligations;

(ii) el importe al que asciende la deuda bajo las Obligaciones Garantizadas;	(ii) the amount of the debt under the Secured Obligations;

(iii) el nombre y datos del Depositario; y	(iii) the name and details of the Custodian; and

(iv) la orden de enajenación de las Acciones o la orden de traspaso libre de pago de las Acciones a la cuenta del Agente de Garantías.	(iv) the order for the sale of the Shares or the order for the transfer (free of payment) of the Shares to the account of the Security Agent.

El Depositario comprobará la identidad del acreedor y la capacidad del firmante del requerimiento y adoptará las medidas necesarias para enajenar o transmitir las Acciones con la intervención de un notario o a través de una sociedad de valores, agencia de valores o entidad de crédito de acuerdo con la Disposición Adicional Tercera de la Ley 24/1988, de 28 de julio, del mercado de valores, tal y como la misma ha sido modificada.

The Custodian shall check the identity of the creditor and the authority of the person signing the request, and shall take the necessary measures for the selling or transferring the Shares with the intervention of a notary or through a “sociedad de valores”, “agencia de valores” or credit entity as per the Third Additional Provision of Law 24/1988, dated 28 July, on the securities market, as amended.

10.4.2 El valor de las Acciones a los efectos de la ejecución de las Prendas será su valor de mercado (en lo sucesivo, el “Valor de	10.4.2 In the event of enforcement of the Pledges, the value of the Shares shall be their market value (hereinafter, the “Enforcement

Ejecución”). A estos efectos, el Valor de Ejecución será determinado por un banco de inversiones independiente y de prestigio internacionalmente reconocido que será designado por el Agente de Garantías (siguiendo instrucciones del Grupo Instructor) de entre los siguientes: Goldman Sachs, Rothschild, UBS, Nomura y Credit Suisse First Boston. El Banco de Inversiones seleccionado (en lo sucesivo, el “Banco de Inversiones”) deberá ser independiente de los Pignorantes y de las Partes Garantizadas en el momento de determinación del Valor de Ejecución, debiendo confirmar a las Partes por escrito antes de aceptar su encargo que no está afectado por ningún conflicto de interés ni por cualquier otra circunstancia que pueda perjudicar su independencia para la determinación del Valor de Ejecución. El Banco de Inversiones seleccionado determinará el valor de mercado en el plazo máximo de quince (15) Días Hábiles a contar desde la aceptación del encargo. Cualesquiera costes que se deriven de la determinación del valor de las Acciones serán íntegramente asumidos por los Pignorantes. Los Pignorantes se comprometen incondicional e irrevocablemente a facilitar inmediatamente al Agente de Garantías toda aquella información financiera, comercial, jurídica o técnica necesaria para determinar el Valor de Ejecución.

Value”). The Enforcement Value of the Shares shall be the value determined by an independent investment bank of internationally recognised standing which shall be appointed by the Security Agent (following the instructions of the Instructing Group) among the following: Goldman Sachs, Rothschild, UBS, Nomura and Credit Suisse First Boston. The appointed investment bank (hereinafter, the “Investment Bank”) must be independent from the Pledgors and the Secured Parties at the time of determining the Enforcement Value, and must confirm in writing to the Parties that it is not affected by any conflict of interest or by any other circumstance which may prejudice its independence to determine the Enforcement Value. The appointed Investment Bank will issue its valuation within fifteen (15) working days from its acceptance. Any cost arising out from the valuation of the Shares shall be borne by the Pledgors. The Pledgors unconditionally and irrevocably undertake hereby to promptly provide the Security Agent with all financial, commercial, legal or technical information that is required to assess the Enforcement Value of the Shares.

Las Partes acuerdan expresamente que el Agente de Garantías podrá solicitar al Banco de Inversiones la determinación del Valor de

The parties expressly agree that the Security Agent may request the Investment Bank to determine the Enforcement Value of the Shares at any time after an Enforcement Event occurs provided that prior notice to that effect has been served by the Security Agent following

Ejecución en cualquier momento desde la fecha en que se produzca un Supuesto de Ejecución siempre que el Agente de Garantías lo notifique previamente por escrito a los Pignorantes según las instrucciones del Grupo Instructor.

instructions of the Instructing Group to the Pledgors.

El Valor de Ejecución lo determinará el Banco de Inversión ponderando con arreglo a criterios aceptados comúnmente por la comunidad financiera internacional los resultados obtenidos a partir de los siguientes métodos: (i) valor liquidativo de la Sociedad y de su grupo consolidado; (ii) valor de las Acciones según el método de descuento de flujos de caja; (iii) valor de las Acciones según los métodos de múltiplos de compañías y transacciones comparables; y (iv) otros métodos de valoración aplicables al caso concreto y aceptados comúnmente por la comunidad financiera internacional.

The Enforcement Value will be determined by the Investment Bank weighing in accordance with criteria generally accepted by the international financial community the results obtained by using the following methods: (i) break-up value of the Company and of its consolidated group; (ii) value of the Shares pursuant to the discounted cash flows valuation method; (iii) value of the Shares pursuant to the company multiples and comparable transactions valuation methods; and (iv) any other applicable valuation method generally accepted by the international financial community.

10.4.3  Acaecido un Supuesto de Ejecución, y una vez el Valor de Ejecución haya sido determinado por el Banco de Inversiones, las Partes Garantizadas, a través del Agente de Garantías, podrán ejecutar las Prendas bien mediante la venta de las Acciones a cualquier tercero bien mediante la apropiación de las mismas, siendo el precio mínimo de venta o el valor de adjudicación el Valor de Ejecución que corresponda a las Acciones transmitidas.

10.4.3  After the occurrence of an Enforcement Event, and once the Enforcement Value has been determined by the Investment Bank, the Secured Parties, acting through the Security Agent, may enforce the Pledges by selling the Shares to any third party or by means of directly acquiring them. The minimum selling price shall be the Enforcement Value corresponding to the transferred Shares.

10.4.4  Acaecido un Supuesto de Ejecución, el Agente de Garantías, aun en el caso de incurrir en autocontratación, podrá actuar, en virtud de los poderes irrevocables otorgados por los Pignorantes en esta misma fecha a estos efectos, como mandatario para representar a los Pignorantes en la enajenación de las Acciones en

10.4.4  After the occurrence of an Enforcement Event, the Security Agent, even if it gives rise to self-contracting, and by virtue of the irrevocable powers of attorney granted on the date hereof by the Pledgors to these effects, shall be capable of acting as the attorney of the Pledgors for the purpose of the sale of the Shares in the condition of seller, as well as for the purposes

calidad de vendedor, así como para otorgar los documentos públicos o privados que puedan resultar necesarios para la formalización de la transmisión de las Acciones.	of granting in its name and behalf any public or private documents which may be necessary for the formalisation of the transfer of the Shares.

10.5 Para el caso de que se procediese a la ejecución de las Prendas por el procedimiento previsto en el artículo 1872 del Código Civil, las Partes acuerdan lo siguiente:	10.5 In the event that the Original Creditors, acting through the Security Agent, decide to follow the enforcement proceedings set forth under article 1872 of the Civil Code, the following is agreed:

10.5.1 Los domicilios para requerimientos y notificaciones serán los que figuran en la Estipulación 12 siguiente.	10.5.1 The domiciles for requests and notifications shall be those indicated in Clause 12 below.

10.5.2  El tipo mínimo para la primera subasta será, a elección del Grupo Instructor (Instructing Group) (tal y como este término se define en el Contrato de Relación entre Acreedores), el Valor de Ejecución (determinado conforme a lo establecido en la Estipulación 10.4 anterior). El tipo mínimo para la segunda subasta será el 75% del Valor de Ejecución.

10.5.2  The minimum bid price for the first auction shall be, at the option of the Instructing Group (as this term is defined in the Intercreditor Agreement), the Enforcement Value (determined in accordance with Clause 10.4 above). The minimum bid price for the second auction shall be the 75% of the Enforcement Value.

Si las dos primeras subastas quedaran desiertas, las Partes Garantizadas podrán hacerse dueños de las Acciones, dando carta de pago por la cantidad debida bajo las Obligaciones Garantizadas correspondientes.

If no bids were presented in the first two auctions, the Secured Parties may become owners of the Shares, acknowledging receipt of payment of the amount owed under the relevant Secured Obligations.

A solicitud del Agente de Garantías podrán celebrarse terceras y posteriores subastas, con iguales formalidades y sin sujeción a tipo.	At the request of the Security Agent, third and further auctions may take place with the same formalities and no initial bid price.

10.5.3  El Agente de Garantías, en virtud de los poderes irrevocables otorgados por los Pignorantes en esta misma fecha a estos efectos, podrá actuar como mandatario para representar a los Pignorantes en la subasta de las Acciones, en calidad de vendedor y para que otorgue el correspondiente contrato de compraventa (incluso en documento público) a favor del adquirente, con facultades expresas de autocontratación.

10.5.3  The Security Agent, by virtue of the irrevocable powers of attorney granted by the Pledgors on the date hereof for such purposes, shall be capable of acting as representative of the Pledgors in the auction of the Shares, as transferor, and to execute the notarial deed of transfer of the Shares in favour of the purchaser on behalf of the Pledgor.

10.5.4 Será Notario competente para la ejecución de las Prendas aquel Notario con residencia en Madrid capital que designe el Agente de Garantías.	10.5.4 The Spanish Notary Public competent for the enforcement proceedings shall be a Notary resident in Madrid (capital city) appointed by the Security Agent.

A solicitud del Agente de Garantías podrán celebrarse distintas subastas que tengan por objeto distintos paquetes de Acciones.	Upon the request of the Security Agent, partial auctions may take place for selling the Shares in different lots.

Las subastas se anunciarán con diez (10) días naturales de anticipación a su celebración, debiendo mediar diez (10) días naturales, como mínimo, entre la celebración de cada una de ellas, en su caso, las cuales podrán anunciarse simultáneamente. Con igual antelación se notificará su celebración a los Pignorantes y a la Sociedad, indicándoles el Notario que intervendrá en la enajenación.

The auctions shall be announced ten (10) calendar days in advance. In case of several auctions, the announcement of each such auctions may be effected simultaneously, however, a minimum ten (10) calendar days period must elapse between each of such auctions. The Pledgors and the Company shall be as well notified with the same advance, indicating the Notary who shall carry out the auction.

10.5.5  Cualquier licitador (excepto las Partes Garantizadas) deberá realizar un depósito con el notario encargado de la ejecución igual al 10% del tipo de la primera subasta, en garantía de que se formalizará la adquisición y pagará el precio en caso de resultar adjudicatario; de no cumplirlo, perderá el depósito a favor de las Partes Garantizadas que lo aplicarán al pago de las Obligaciones Garantizadas en el orden establecido en el Contrato de Relación entre Acreedores.

10.5.5  Any bidder (except for the Secured Parties) shall place a deposit with the relevant notary appointed for the enforcement of the Pledges for an amount equal to 10% of the minimum bid price for the first auction, as security for the formalisation of the transfer and payment in case of award; if this is not formalised the bidder shall lose the deposit in favour of the Secured Parties who shall apply such amounts towards the discharge of the Secured Obligations in the order provided for the in the Intercreditor Agreement.

10.6      Tanto para el caso de que las Prendas se ejecuten conforme al procedimiento de ejecución previsto en el RDL 5/2005 o en el artículo 1872 del Código Civil, el Agente de Garantías aplicará el precio obtenido de la enajenación de las Acciones al total reembolso de las Obligaciones Garantizadas y, en su caso, entregará a los Pignorantes el exceso de dicho precio sobre la cantidad adeudada,

10.6      In case of enforcement of the Pledges through the enforcement proceedings set forth under RDL 5/2005 or article 1872 of the Civil Code, the Security Agent will apply the price obtained from the sale of the Shares to the complete repayment of the Secured Obligations and, if any, shall deliver to the Pledgors the excess obtained from the sale of the Shares once all costs, expenses and taxes related to the sale have

una vez descontados los gastos e impuestos que la enajenación haya podido causar.	been satisfied.

10.7      Las Partes Garantizadas conservarán todos sus derechos y acciones contra los “Borrowers” y los “Guarantors” por la parte de las Obligaciones Garantizadas que no haya sido satisfecha o resarcida mediante la ejecución de las Prendas.

10.7      The Secured Parties shall keep any and all of their rights and legal actions against the Borrowers and the Guarantors for any portion of the Secured Obligations that has not been satisfied or collected as a result of the enforcement of the Pledges.

11. TRIBUTOS Y GASTOS	11. TAXES AND EXPENSES

Serán de cuenta de los Pignorantes cuantos tributos, tasas, gravámenes, aranceles, timbres, corretajes y gastos, de la naturaleza que sean (incluidos los honorarios del Notario que interviene en el otorgamiento del presente Contrato y los del mantenimiento de los Registros contable de las Acciones) se originen, ahora o en el futuro, por causa del otorgamiento, de la extensión, conservación, modificaciones, cancelación y ejecución de las Prendas de acuerdo con los términos de este Contrato y cualesquiera otros gastos u honorarios de abogados y procuradores y tasas y/o costas judiciales que puedan originarse a las Partes Garantizadas por causa del incumplimiento por los Pignorantes de sus obligaciones bajo este Contrato.	All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

12. NOTIFICACIONES	12. NOTICES

12.1      Las Partes efectuarán todas las notificaciones relativas a este Contrato mediante escrito firmado por persona con poder suficiente y enviado a las otras partes por correo con acuse de recibo; en caso de urgencia, podrán hacerse las notificaciones por fax o por cualquier otro sistema que permita la acreditación de su recepción, debiendo en estos casos confirmarse por correo con acuse de recibo dentro del plazo de los cinco (5) días naturales siguientes a su envío.

12.1      All notices to be delivered between the parties in connection with this Agreement shall be made in writing by means of a letter signed by a duly empowered attorney and sent with acknowledgement of receipt. When urgent, notices may be delivered by fax or by any other mean that may evidence its reception. In this latter case, the notices shall be confirmed within the following five (5) calendar days by means of a letter with acknowledgement of receipt.

12.2 Los domicilios de cada una de las partes a efectos de comunicaciones son:	12.2 The address of each of the parties for the purposes of notices are as follows:

12.2.1 Para Holding:	12.2.1 For Holding:

Domicilio:	C / Hernández de Tejada 1, 28027, Madrid (España)	Address:	C / Hernández de Tejada 1, 28027, Madrid (Spain)

Atención:	D. Juan Pelegrí y Girón	Attention of:	Mr. Juan Pelegrí y Girón

Telf:	+34 91 377 9254	Telf:	+34 91 377 9254

Fax:	+34 91 377 6500	Fax:	+34 91 377 6500

12.2.2	Para Parent:	12.2.2	For Parent:

Domicilio:	C / Hernández de Tejada 1, 28027, Madrid (España)	Address:	C / Hernández de Tejada 1, 28027, Madrid (Spain)
Atención:	D. Juan Pelegrí y Girón	Attention of:	Mr. Juan Pelegrí y Girón
Telf:	+34 91 377 9254	Telf:	+34 91 377 9254
Fax:	+34 91 377 6500	Fax:	+34 91 377 6500
12.2.3	Para el Agente de Garantías y las Partes Garantizadas:	12.2.3	For the Security Agent and the Secured Parties:

Domicilio:	Third Floor, 1 King’s Arms Yard, London, United Kingdom, EC2R 7AF	Address:	Third Floor, 1 King’s Arms Yard, London, United Kingdom, EC2R 7AF
Atención:	Sajada Afzal	Attention of:	Sajada Afzal
Fax:	+44 (0) 207397 3601	Fax:	+44 (0) 207397 3601
12.2.4	Para la Sociedad:	12.2.4	For the Company:

Domicilio:	C/ Hernández de Tejada 1, 28027, Madrid (España)	Address:	C/ Hernández de Tejada 1, 28027, Madrid (Spain)
Atención:	D. Juan Pelegrí y Girón	Attention of:	Mr. Juan Pelegrí y Girón
Telf:	+34 91 377 92 54	Telf:	+34 91 377 92 54
Fax:	+ 34 91 377 96 48	Fax:	+ 34 91 377 96 48

12.3 Cualquier cambio de domicilio deberá ser comunicado a las partes restantes con no menos de cinco (5) días naturales de antelación y en la forma prevista en la Cláusula 12.1 anterior.	12.3 Any change of address shall be communicated to the other parties with no less than five (5) calendar days prior notice in accordance with Clause 12.1 above.

13. SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	13. FURTHER ASSURANCES

Los Pignorantes deberán, dentro de los diez (10) Días Hábiles siguientes a la recepción de una notificación por escrito del Agente de Garantías, otorgar cuantos documentos públicos o privados sean necesarios a los efectos de subsanar o aclarar este Contrato, o a los efectos de perfeccionar las Prendas.	The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

14. CESIÓN DE LA PRENDA	14. ASSIGNMENT OF THE PLEDGE

Los Pignorantes reconocen y aceptan que, en virtud del Contrato de Financiación y del Contrato de Relación entre Acreedores, cada una de las Partes Garantizadas pueden ceder su posición contractual respecto a (en el caso de un Acreedor, Creditor, o Refinancing Creditor) cualquiera de sus Exposiciones (Exposures) bajo las Facilidades Crediticias (Facilities) (tal y como cada uno de estos tres últimos términos se definen en el Contrato de Financiación), y (en el caso de un Bonista, Noteholder), los Bonos (Notes) ostentados por	The Pledgors hereby acknowledge and agree that, pursuant to the Facilities Agreement and the Intercreditor Agreement, each of the Secured Parties may assign or transfer by novation any of its rights and benefits in respect of (in case of a Creditor or Refinancing Creditor) any of its Exposures under the Facilities (as the three preceding terms are defined in the Facilities Agreement), and (in the case of a Noteholder) the Notes held by it (as the two preceding terms are defined in the Intercreditor Agreement).

el mismo (tal y como cada uno de estos dos últimos términos se definen en el Contrato de Relación entre Acreedores).

Los Pignorantes reconocen y aceptan expresamente que, de acuerdo con el artículo 1528 del Código Civil, cualquier cesión efectuada por una Parte Garantizada (o sus cesionarios) al amparo de lo dispuesto en el Contrato de Financiación o Documentos de Refinanciación y en el Contrato de Relación entre Acreedores, o los Documentos de los Bonistas -Noteholder Documents- (tal y como dicho término se define en el Contrato de Relación entre Acreedores) correspondientes, conllevará automáticamente, y sin necesidad de nuevo consentimiento de los Pignorantes a tal efecto, la cesión proporcional de los derechos que corresponden al Acreedor Original, Refinancing Creditor o Bonista -Noteholder- (según sea el caso) cedente en virtud de la correspondiente Prenda. No obstante, si fuera requerido para ello por el Agente de Garantías, los Pignorantes se comprometen a otorgar cuantos documentos públicos o privados pudieran ser necesarios o convenientes para acreditar dicha cesión. En todo caso, los costes y/o gastos derivados del otorgamiento de dichos documentos correrán a cargo de los Pignorantes.	The Pledgors hereby expressly acknowledge and agree that, in accordance with article 1528 of the Spanish Civil Code, any assignment or transfer carried out by any of the Secured Parties (or any subsequent assignee or transferee thereof) under the provisions of the Facilities Agreement or Refinancing Documents and the Intercreditor Agreement, or the relevant Noteholder Documents (as defined in the Intercreditor Agreement), shall automatically entail without the need of any further agreement of the Pledgors to such effect, the proportional assignment of the rights corresponding to the relevant Original Creditor, Refinancing Creditor or Noteholder (as the case may be) by virtue of the relevant Pledge. Notwithstanding the above, the Pledgors undertake that, upon the Security Agent’s request, it will grant as many public or private documents as may be necessary or desirable to evidence such transfers. Any costs and/or expenses related to the execution of such documents shall be borne by the Pledgors.

En consecuencia, las referencias que en este Contrato se realizan a las Partes Garantizadas y/o al Agente de Garantías se entenderán hechas a las Partes Garantizadas y/o al Agente de Garantías que en cada momento ostenten tal condición bajo el Contrato de Financiación y/o el Contrato de Relación entre Acreedores.	Consequently, references in this Agreement to the Secured Parties and/or the Security Agent shall be construed as references to the Secured Parties and/or the Security Agent from time to time under the Facilities Agreement and/or the Intercreditor Agreement.

Igualmente, las referencias realizadas al Agente de Garantías se entenderán hechas a aquella entidad que en cada momento ostente tal condición.	Likewise, the references to the Security Agent shall be deemed to be made to the entity that holds that condition from time to time.

15. AGENTE DE GARANTÍAS	15. SECURITY AGENT

15.1      El Agente de Garantías no tendrá, ya sea en virtud del presente Contrato o por el ejercicio de cualquiera de los derechos conferidos en el mismo, ningún deber de diligencia o fiduciario con respecto a los Pignorantes o la Sociedad.

15.1 The Security Agent shall not, whether by virtue of this Agreement or by exercising any of its rights thereunder, owe any duty of care or fiduciary duty to the Pledgors or the Company.

15.2 Los derechos concedidos al Agente de Garantías para realizar actuaciones bajo el presente Contrato no se interpretarán como una obligación o deber del Agente de Garantías de realizarlas.	15.2 The permissive rights of the Security Agent to take action under this Agreement shall not be construed as an obligation or duty for it to do so.

15.3 Siempre y cuando el Agente de Garantías cumpla con sus obligaciones bajo el presente Contrato, no se le requerirá al Agente de Garantías que tenga en consideración los intereses de la Sociedad.	15.3 Provided it complies with its obligations in this Agreement, the Security Agent is not required to have any regard to the interests of the Company.

15.4      El Agente de Garantías, cuando actúe como tal, se considerará que actúa a través de su división de agencia, que será considerada como una entidad separada de sus otras divisiones o departamentos. Cualquier información recibida u obtenida por el Agente de Garantías a través de otra división o departamento, o de cualquier otra manera diferente a la información recibida u obtenida en su condición de Agente de Garantías, será tratada de manera confidencial por el Agente de Garantías y no será considerada como información en poder del Agente de Garantías en su condición de tal.

15.4      In acting as Security Agent, the Security Agent shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by the Security Agent which is received or acquired by some other division or department or otherwise than in its capacity as Security Agent may be treated as confidential by the Security Agent and will not be treated as information possessed by the Security Agent in its capacity as such.

15.5      El Agente de Garantías actuará, cuando lleve a cabo actuaciones o de cualquier otro modo ejercite sus derechos o deberes bajo el presente Contrato, de conformidad con los términos del Contrato de Relación entre Acreedores y, cuando se requiera que otorgue un consentimiento, ejercite una facultad discrecional, lleve a cabo u omita cualquier actuación, solicitará las instrucciones o directrices del Grupo Instructor o del Agente Administrativo (en su caso y tal y como está previsto en el Contrato de Relación entre Acreedores). Al realizar dichas actuaciones, el Agente de Garantías tendrá los derechos, beneficios, protecciones, indemnizaciones e inmunidades establecidas en el Contrato de Relación entre Acreedores como si dichos derechos, beneficios, protecciones, indemnizaciones e inmunidades hubieren sido establecidas en el presente Contrato, mutatis mutandi, y no incurrirá en responsabilidad alguna frente al Pignorante, la Sociedad o cualquier otra Persona.

15.5      In acting or otherwise exercising its rights or performing its duties under any of this Agreement, the Security Agent shall act in accordance with the provisions of the Intercreditor Agreement and shall, when required to grant a consent, exercise a discretion, take or omit to take any action, seek instruction or direction from the Instructing Group or Administrative Agent (as applicable and as provided in the Intercreditor Agreement). In so acting, the Security Agent shall have the rights, benefits, protections, indemnities and immunities set out in the Intercreditor Agreement as if those provisions were set out in this Agreement, mutatis mutandis, and shall not incur any liability to the Pledgor, the Company or to any other Person.

15.6 Los términos de esta Estipulación 15 permanecerán en vigor más allá de la terminación del presente Contrato.	15.6 The provisions of this Clause 15 shall survive any termination of this Agreement.

16. ADHESIÓN Y RATIFICACIÓN	16. ACCESSION AND RATIFICATION

16.1      Las Partes Garantizadas en cuyo beneficio ha actuado el Agente de Garantías podrán acceder al presente Contrato y ratificar el contenido del mismo, aceptando las Prendas constituidas en su favor, mediante la comparecencia ante el notario interviniente.

16.1      The Secured Parties on whose benefit the Security Trustee has acted herein may accede to this Agreement and ratify its content, accepting the Pledges created in their favour, by appearing before the intervening notary.

16.2      Las Partes instruyen al notario interviniente para que documente las adhesiones y ratificaciones mencionadas en el apartado anterior mediante el otorgamiento de las correspondientes pólizas o escrituras por parte de las Partes Garantizadas en cuestión.

16.2      The Parties hereby instruct the intervening notary to document the accessions and ratifications set out in the previous paragraph by means of the execution of the relevant deeds (pólizas or escrituras) by the relevant Secured Parties.

16.3 El notario interviniente acepta las instrucciones recibidas.	16.3 The intervening notary accepts the aforementioned instructions.

17. LEY Y JURISDICCIÓN	17. LAW AND JURISDICTION

17.1 Este Contrato se regirá e interpretará de conformidad con la legislación española.	17.1 This Agreement will be governed by and construed in accordance with Spanish law.

17.2      Las Partes, con renuncia expresa a cualquier otro fuero, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de este Contrato.

17.2      Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

18. IDIOMA	18. LANGUAGE

El presente Contrato se redacta en idioma inglés y en idioma español. En caso de discrepancia o incongruencia entre la versión redactada en inglés y la redactada en español, prevalecerá la versión española. La versión inglesa tiene carácter meramente informativo.	This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanish version shall prevail. The English version is intended for information purposes only.

Las Partes se manifiestan conformes con el contenido de este Contrato tal y como aparece redactado, extendido en 225 hojas incluidos sus anexos, que otorgan y firman únicamente en la última página con mi intervención que sello y rubrico todos los folios, quedando el original en mi archivo.

Y yo, el Notario, hechas las advertencias legales oportunas, doy fe de la identidad de las Partes, de la legitimidad de sus firmas, y de todo lo convenido en este Contrato, que firmo y sello en el lugar y fecha del encabezamiento.

CEMEX ESPAÑA, S.A.

/s/ D. Juan Pelegrí y Girón
p.p. D. Juan Pelegrí y Girón

NEW SUNWARD HOLDING B.V.

/s/ D. Juan Pelegrí y Girón
p.p. D. Juan Pelegrí y Girón

CEMEX, S.A.B. DE C.V.

/s/ D. Juan Pelegrí y Girón
p.p. D. Juan Pelegrí y Girón

/s/ D. Francìsco Javier García Ruiz De Morales
p.p. D. Francìsco Javier García Ruiz De Morales

WILMINGTON TRUST (LONDON) LIMITED

/s/ D. Emilio Durán Apraiz
p.p. D. Emilio Durán Apraiz

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE

/s/ D. Emilio Durán Apraiz
WILMINGTON TRUST (LONDON) LIMITED p.p. D. Emilio Durán Apraiz

ALLSTATE LIFE INSURANCE COMPANY

ATLANTIC SECURITY BANK

BANAMEX USA

BANCA MONTE DEI PASCHI DI SIENA LONDON BRANCH

BANCA MONTE DEI PASCHI DI SIENA-NEW YORK BRANCH

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

BANCO NACIONAL DE MEXICO SA, INTEGRANTE DEL GRUPO FINANCIERO

BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH

BANCO NACIONAL DE MÉXICO, S.A. INTEGRANTE DEL GRUPO FINANCIERO

BANAMEX

BARCLAYS BANK PLC

BAYERISCHE LANDESBANK

BAYERISCHE LANDESBANK, NEW YORK BRANCH

CITIBANK INTERNATIONAL PLC (as Lender)

COMERICA BANK

COMMERZBANK AG, NEW YORK BRANCH

COMPUTERSHARE TRUST COMPANY, N.A. (9.50% Senior Secured Notes due 2018)

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK PARIS

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK S.A., NEW YORK BRANCH

CREDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH

FCOF III EUROPE UB SECURITIES LIMITED

HSBC BANK PLC, SUCURSAL EN ESPAÑA

HSBC MEXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

HSBC

ICE 1 EM CLO LTD

INSIGHT LDI SOLUTIONS PLUS PLC, INRESPECT OF THE INSIGHT LOAN FUND

INTESA SANPAOLO SPA, NEW YORK BRANCH

MEDIOBANCA BANCA DI CREDITO FINANZIARIO SPA

MIZUHO CORPORATE BANK NEDERLAND NV

MIZUHO CORPORATE BANK, LTD.

MORGAN STANLEY BANK INTERNATIONAL LIMITED

NATIONAL BENEFIT LIFE INSURANCE COMPANY

PHL VARIABLE INSURANCE COMPANY

PHOENIX LIFE INSURANCE COMPANY

PRIMERICA LIFE INSURANCE COMPANY

SCOTIABANK EUROPE PLC

STANDARD CHARTERED BANK

SWISS RE LIFE & HEALTH AMERICA INC.

THE BANK OF NEW YORK MELLON, (9.375% Senior Secured Notes due 2022)

THE BANK OF NEW YORK MELLON(9.875% U.S. Dollar-Denominated Senior Secured Notes due 2019)

THE BANK OF NEW YORK MELLON (Callable Perpetual Dual-Currency)

THE BANK OF NEW YORK MELLON (Floating Rate Senior Secured Notes due 2015)

THE BANK OF NEW YORK MELLON(9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020)

THE BANK OF NEW YORK MELLON (Callable Perpetual Dual-Currency)

THE BANK OF NEW YORK MELLON (9.000% Senior Secured Notes due 2018)

THE BANK OF NEW YORK MELLON (9.50% Senior Secured Notes due 2016)

THE BANK OF NEW YORK MELLON (9.625% Senior Secured Notes due 2017)

THE BANK OF NEW YORK MELLON(Callable Perpetual Dual-Currency)

THE BANK OF NEW YORK MELLON (Callable Perpetual Dual-Currency)

THE BANK OF NOVA SCOTIA

THE GOVENOR AND COMPANY OF THE BANK OF IRELAND

THORNBURG INVESTMENT INCOME BUILDER FUND

UBS AG, STAMFORD BRANCH

WESTPAC EUROPE LIMITED

WESTPORT INSURANCE CORPORATION

/s/ Dña. Ruth Musgrave
p.p. Dña. Ruth Musgrave

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

/s/ Julian Rincón	/s/ Juan Carlos Herrero
p.p. Julian Rincón	p.p. Juan Carlos Herrero

BANCO DE SABADELL, S.A.

/s/ Diego Rusillo Delgado	/s/ Francisco Javier Gonzalez
p.p. Diego Rusillo Delgado	p.p. Francisco Javier Gonzalez

BANCO ESPAÑOL DE CRÉDITO, S.A.

/s/ Belén Aleubila	/s/ Borja Bertran
p.p. Belén Aleubila	p.p. Borja Bertran

BANCO POPULAR ESPAÑOL, S.A.

/s/ Ana Caceres	/s/ David Fombellida
p.p. Ana Caceres	p.p. David Fombellida

BANCO SANTANDER (MEXICO) S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER

/s/ Javier Martín	/s/ Angel Barranco
p.p. Javier Martín	p.p. Angel Barranco

BANK OF AMERICA N.A SUCURSAL EN ESPAÑA

BANK OF AMERICA N.A.

/s/ Vicente Belloch
p.p. Vicente Belloch

BANKIA, S.A.

BANKIA, S.A., MIAMI BRANCH

/s/ Laura Sanz	/s/ Aitor Cohi	/s/ Cohrs Gallarreta
p.p. Laura Sanz	p.p. Aitor Cohi	p.p. Cohrs Gallarreta

BBVA BANCOMER, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER

/s/ Julián Rincón Martinez	/s/ Juan Carlos Herrero
p.p. Julián Rincón Martinez	p.p. Juan Carlos Herrero

BNP PARIBAS S.A.

/s/ Felipe Font López
p.p. Felipe Font López

BNP PARIBAS (NEW YORK BRANCH)

/s/ Felipe Font López
p.p. Felipe Font López

BNP PARIBAS (PARIS BRANCH)

/s/ Felipe Font López
p.p. Felipe Font López

BNP PARIBAS (SYDNEY BRANCH)

/s/ Felipe Font López
p.p. Felipe Font López

BNP PARIBAS, SUCURSAL EN ESPAÑA

/s/ Alberto Sarricolea Bilbao	/s/ Luis de la Riva Gallego
p.p. Alberto Sarricolea Bilbao	p.p. Luis de la Riva Gallego

CAIXA GERAL DE DEPÓSITOS, S.A., SUCURSAL EN ESPAÑA

/s/ Carlos Meira
p.p. Carlos Meira

CAIXABANK, S.A.

/s/ Fernando Álvares-Quiñones	/s/ Ignacio Bereciartua
p.p. Fernando Álvares-Quiñones	p.p. Ignacio Bereciartua

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

/s/ Miguel Trueba Salcedo
p.p. Miguel Trueba Salcedo

CITIBANK NA

CITIBANK NA, NEW YORK

/s/ Leslie Rubio
p.p. Leslie Rubio

COMMERZBANK AG, LONDON BRANCH

/s/ Felipe Font
p.p. Felipe Font

COMMINGLED PENSION TRUST FUND (DISTRESSED DEBT OPPORTUNITIES) OF

JPMORGAN CHASE BANK, N.A.

/s/ Felipe Font López
p.p. Felipe Font López

CREDIT AGRICOLE CIB SUCURSAL EN ESPAÑA

/s/ Alberto Garcia Magdelena	/s/ Carlos Aranguren
p.p. Alberto Garcia Magdelena	p.p. Carlos Aranguren

CVI GVF (Lux) Master S.àr.l

/s/ Felipe Font López
Fdo. Felipe Font López

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

/s/ Felipe Font López
Fdo. Felipe Font López

HARTFORD LIFE INSURANCE

/s/ Felipe Font López
Fdo. Felipe Font López

ING Bank, N.v. Dublin Brach

/s/ Felipe Font
p.p. Felipe Font

ING BELGIUM S.A, SUCURSAL EN ESPAÑA

/s/ Aurora Sanz	/s/ Tomas August
p.p. Aurora Sanz	p.p. Tomas August

INSTITUTO DE CRÉDITO OFICIAL

/s/ Monìca Vidal
p.p. Monìca Vidal

INTESA SANPAOLO SPA, SUCURSAL EN ESPAÑA

/s/ Juan Pontoni	/s/ Carlos Garrido
p.p. Juan Pontoni	p.p. Carlos Garrido

JPMORGAN CHASE BANK NATIONAL ASSOCIATION, SUCURSAL EN ESPAÑA

JPMORGAN CHASE BANK, N.A.

/s/ Maria Soler
p.p. Maria Soler

JPMORGAN CORE PLUS BOND FUND

/s/ Felipe Font López
p.p. Felipe Font López

JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD.

/s/ Felipe Font López
p.p. Felipe Font López

JPMORGAN HIGH YIELD FUND

/s/ Felipe Font López
p.p. Felipe Font López

JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND

/s/ Felipe Font López
p.p. Felipe Font López

LIBERBANK, S.A.

/s/ Sonia Lucila Gil
p.p. Sonia Lucila Gil

LLOYDS TSB BANK PLC

/s/ Marcos Azabal
p.p. Marcos Azabal

PACHOLDER HIGH YIELD FUND, INC.

/s/ D. Felipe Font López
p.p. D. Felipe Font López

PORTIGON AG, MADRID BRANCH

/s/ Berto Nuvoloni /s/ Raul Calvo
Berto Nuvoloni and Raul Calvo

QP SFM CAPITAL HOLDINGS LIMITED

/s/ D. Felipe Font López
p.p. D. Felipe Font López

THE ROYAL BANK OF SCOTLAND, N.V.

THE ROYAL BANK OF SCOTLAND, PLC

/s/ Antonio Casteleiro	/s/ Javier Garcia Palencia
p.p. Antonio Casteleiro	p.p. Javier Garcia Palencia

Con mi intervención

D. RAFAEL MONJO CARRIÓ

ANEXO 1 ACREEDORES ORIGINALES	ANNEX 1 ORIGINAL CREDITORS

PARTE A / PART A

ATLANTIC SECURITY BANK

BANAMEX USA

BANCA MONTE DEI PASCHI DI SIENA, S.P.A., SUCURSAL EN LONDRES

BANCA MONTE DEI PASCHI DI SIENA, S.P.A., SUCURSAL EN NUEVA YORK

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

BANCO DE SABADELL, S.A.

BANCO ESPAÑOL DE CRÉDITO, S.A.

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C.

BANCO NACIONAL DE MEXICO SA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, ACTING THROUGH ITS NASSAU BAHAMAS BRANCH

BANCO NACIONAL DE MÉXICO S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

BANCO POPULAR ESPAÑOL, S.A.

BANCO SANTANDER (MÉXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER

BANK OF AMERICA N.A., SUCURSAL EN ESPAÑA

BANK OF AMERICA N.A.

BANKIA, S.A.

BANKIA, S.A. MIAMI BRANCH

BARCLAYS BANK PLC

BAYERISCHE LANDESBANK

BAYERISCHE LANDESBANK, NEW YORK BRANCH

BBVA BANCOMER S.A., INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO BBVA BANCOMER

BNP PARIBAS, SUCURSAL EN NEW YORK

BNP PARIBAS, SUCURSAL EN PARIS

BNP PARIBAS, SUCURSAL EN SYDNEY

BNP PARIBAS S.A.

BNP PARIBAS, SUCURSAL EN ESPAÑA

CAIXA GERAL DE DEPOSITOS, S.A, SUCURSAL EN ESPAÑA

CAIXABANK S.A.

CITIBANK INTERNATIONAL PLC (Acreedor)

CITIBANK INTERNATIONAL PLC (Agente)

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

CITIBANK N.A.

CITIBANK NA, SUCURSAL EN NUEVA YORK

COMERICA BANK

COMMERZBANK AG, SUCURSAL EN LONDRES

COMMERZBANK AG, SUCURSAL EN NUEVA YORK

CREDIT AGRICOLE CIB SUCURSAL EN ESPAÑA

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK S.A., SUCURSAL EN NUEVA YORK

CREDIT INDUSTRIEL ET COMMERCIAL, SUCURSAL EN LONDRES

CREDIT SUISSE AG CAYMAN ISLANDS BRANCH

DEUTSCHE BANK AG, SUCURSAL EN NEW YORK

FCOF III EUROPE UB SECURITIES LIMITED

FORTIS BANK S.A./N.V.

FORTIS BANK S.A., SUCURSAL EN ESPAÑA

HSBC BANK PLC, SUCURSAL EN ESPAÑA

HSBC MEXICO S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC

ICE 1 EM CLO LTD

IKB DEUTSCHE INDUSTRIEBANK AG, SUCURSAL EN ESPAÑA

ING BANK N.V., DUBLIN BRANCH

ING BELGIUM S.A., SUCURSAL EN ESPAÑA

INSTITUTO DE CRÉDITO OFICIAL

INTESA SANPAOLO S.P.A., SUCURSAL EN NUEVA YORK

INTESA SANPAOLO S.P.A., SUCURSAL EN ESPAÑA

JPMORGAN CHASE BANK, N.A.

JPMORGAN CHASE BANK, N.A.

LIBERBANK, S.A

LLOYDS TSB BANK, PLC

MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.P.A.

MIZUHO COPORATE BANK NEDERLAND, N.V.

MIZUHO CORPORATE BANK, LTD.

MORGAN STANLEY BANK INTERNATIONAL LIMITED

PORTIGON AG, SUCURSAL EN ESPAÑA

QP SFM CAPITAL HOLDINGS LIMITED

SCOTIABANK EUROPE PLC

SOCIÉTÉ GÉNÉRALE, SUCURSAL EN PARIS

SPECIAL SITUATIONS INVESTING GROUP, INC

STANDARD CHARTERED BANK

THE BANK OF NOVA SCOTIA

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

THE ROYAL BANK OF SCOTLAND NV

THE ROYAL BANK OF SCOTLAND PLC

THORNBURG INVESTMENT INCOME BUILDER FUND

UBS AG, STAMFORD BRANCH

WESTPAC EUROPE LIMITED

ALLSTATE LIFE INSURANCE COMPANY

CVI GVF (LUX) MASTER S.A.R.L.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY

NATIONAL BENEFIT LIFE INSURANCE COMPANY

PHL VARIABLE INSURANCE COMPANY

PHOENIX LIFE INSURANCE COMPANY

PRIMERICA LIFE INSURANCE COMPANY

QP SFM CAPITAL HOLDINGS LIMITED

SWISS RE LIFE & HEALTH AMERICA INC.

WESTPORT INSURANCE CORPORATION (FKA EMPLOYERS REINSURANCE CORPORATION)

COMMINGLED PENSION TRUST FUND (DISTRESSED DEBT OPPORTUNITIES) OF JP MORGAN CHASE BANK, N.A.

INSIGHT LDI SOLUTIONS PLUS PLC, INRESPECT OF THE INSIGHT LOAN FUND

JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD.

JPMORGAN CORE PLUS BOND FUND

JPMORGAN HIGH YIELD FUND

JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND

PACHOLDER HIGH YIELD FUND, INC.

ANEXO 2 TRUSTEES DE LOS BONISTAS	ANNEX 2 NOTEHOLDERS TRUSTEES

THE BANK OF NEW YORK MELLON, INSTITUCIÓN DE BANCA MÚLTIPLE. incorporated in accordance with the laws of Mexico, with registered office at Paseo de la Reforma No. 115, Piso 23, Col. Lomas de Chapultepec, Mexico, D.F. and registered before the Public Registry of Property and Commerce of the Federal District (Registro Público de la Propiedad y del Comercio del Distrito Federal) under mercantile number “384235”, which acts as common representative of the note holders of certificados bursátiles issued by CEMEX, S.A.B. de C.V. and guaranteed by CEMEX México, S.A. de C.V. and EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V. identified under ticker number “CEMEX 07-20” issued on November 20, 2007. Represented by WILMINGTON TRUST (LONDON) LIMITED, incorporated in accordance with the laws of Mexico, with registered office at 6 Broad Street Place, London EC2M 7JH, registered before the Companies Registry under number 05650152 as per the faculties granted by the power of attorney dated October 24, 2012, before Mr. Patricio Bandala Tolentino, Public Notary of the Federal District of Mexico, with number 252 of its records, which is duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the 9.375% Senior Secured Notes due 2022, for an aggregate amount of U.S.$1.500.000.000 as per the indenture dated October 12, 2012 entered into by and among, CEMEX Finance LLC, as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V., CEMEX Corp., CEMEX España, S.A., CEMEX Research Group AG, CEMEX Shipping, B.V., CEMEX Asia, B.V., CEMEX France Gestion (S.A.S.), CEMEX UK, CEMEX Egyptian Investments, B.V., New Sunward Holding B.V., CEMEX Concretos S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated October 12, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the 9.875% U.S. Dollar-Denominated Senior Secured Notes due 2019 for an aggregate amount of U.S.$703.861.000 and the holders of the 9.875% Euro-Denominated Senior Secured Notes due 2019 for an aggregate amount of €179.219.000 as per the indenture dated March 28, 2012 entered into by and among, CEMEX España, S.A., Luxembourg Branch, as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the Callable Perpetual Dual-Currency Notes for and aggregate amount of U.S.$900.000.000 as per the indenture dated December 18, 2006 entered into by and among, New Sunward Holding Financial Ventures B.V., as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the Floating Rate Senior Secured Notes due 2015 for and aggregate amount of U.S.$800.000.000 as per the indenture dated April 5, 2011 entered into by and among, CEMEX, S.A.B. de C.V., as issuer, CEMEX España, S.A., CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the 9.25% U.S. Dollar-Denominated Senior Secured Notes due 2020 for an aggregate amount of U.S.$1.192.996.000 and the holders of the 8.875% Euro-Denominated Senior Secured Notes due 2017 for an aggregate amount of €115.346.000 as per the indenture dated May 12, 2010 entered into by and among, CEMEX España, S.A., Luxembourg Branch, as issuer, CEMEX, S.A.B. de C.V., CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors, and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the Callable Perpetual Dual-Currency Notes for and aggregate amount of €730.000.000 as per the indenture dated May 9, 2007 entered into by and among, New Sunward Holding Financial Ventures B.V., as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V. and New Sunward Holding

B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of 9.000% Senior Secured Notes due 2018 for and aggregate amount of U.S.$1.650.000.000 as per the indenture dated January 11, 2011 entered into by and among, CEMEX, S.A.B. de C.V., as issuer, CEMEX España, S.A., CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of 9.50% Senior Secured Notes due 2016 for and aggregate amount of U.S.$1.750.000.000 as per the indenture dated December 14, 2009 entered into by and among, CEMEX Finance LLC, as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V., CEMEX España, S.A., New Sunward Holding B.V., CEMEX Corp., CEMEX Concretos S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V., as guarantors, and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of 9.625% Senior Secured Notes due 2017 for and aggregate amount of U.S.$350.000.000 as per the indenture dated December 14, 2009 entered into by and among, CEMEX Finance LLC, as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V., CEMEX España, S.A., New Sunward Holding B.V., CEMEX Corp., CEMEX Concretos S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V., as guarantors, and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the Callable Perpetual Dual-Currency Notes for and aggregate amount of U.S.$350.000.000 as per the indenture dated December 18, 2006 entered into by and among, New Sunward Holding Financial Ventures B.V., as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

THE BANK OF NEW YORK MELLON, incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America under IRS number 13-5160382, acting on behalf of the holders of the Callable Perpetual Dual-Currency Notes for and aggregate amount of U.S.$750.000.000 as per the indenture dated February 12, 2007, entered into by and among, New Sunward Holding Financial Ventures B.V., as issuer, CEMEX, S.A.B. de C.V. CEMEX México S.A. de C.V. and New Sunward Holding B.V., as guarantors and THE BANK OF NEW YORK MELLON, as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 14, 2012 granted before Mr. Danny Lee, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

COMPUTERSHARE TRUST COMPANY, N.A., incorporated in accordance with the laws of the United States of America, with registered office at 30 Indiana St., Suite 750, Golden, Colorado, 80401, United States of America under IRS number 04-3401714, acting on behalf of the holders of the 9.50% Senior Secured Notes due 2018 for and aggregate amount of U.S.$500.000.000 as per the indenture dated September 17, 2012, entered into by and among, CEMEX, S.A.B. de C.V., as issuer, CEMEX México S.A. de C.V., CEMEX Corp., CEMEX España, S.A., CEMEX Research Group AG, CEMEX Shipping B.V., CEMEX Asia B.V., CEMEX France Gestion (S.A.S.), CEMEX UK, CEMEX Egyptian Investments B.V., New Sunward Holding B.V., CEMEX Concretos S.A. de C.V. and Empresas Tolteca de México, S.A. de C.V., as guarantors, and COMPUTERSHARE TRUST COMPANY, N.A., as trustee. Represented by Ms. Ruth Suzanne Musgrave, of legal age, British national, with a business address for this effects at Paseo de la Castellana, 110, 28046 Madrid, with British passport 506046126, and National Identity Number X9231168A as per the power of attorney dated September 17, 2012 granted before Mr. Beezly Kiernan, Public Notary of the State of New York, duly apostilled as per the 1961 Hague Convention.

ANEXO 3 COPIA DEL CONTRATO DE RELACIÓN ENTRE ACREEDORES	ANNEX 3 COPY OF THE INTERCREDITOR AGREEMENT

ANEXO 4 COPIA DE LOS CERTIFICADOS DE LEGITIMACIÓN	ANNEX 4 COPY OF THE LEGITIMACY CERTIFICATES